AXP PARTNERS FUNDS

                             RULE 10f-3 REPORT FORM

                         Record of Securities Purchased
                     Under the Fund's Rule 10f-3 Procedures

1.   Name of Portfolio _____AXP Partners Growth Fund____________________________

2.   Name of Issuer ________Digital Net, Inc. (DNET)____________________________

3.   Date of Purchase ______10/10/03____________________________________________

4.   Underwriter from whom purchased ___Citigroup_______________________________

5. "Affiliated Underwriter" managing or participating in underwriting syndicate ____________Raymond James________________________________________

6.   Is a list of the underwriting syndicate's members attached?  Yes ___ No ___

                           Citigroup                 Legg Mason
                           UBS                       Raymond James

7. Aggregate principal amount of purchase by all investment companies advised by the Subadviser $__850,000________

8.   Aggregate principal amount of offering _$85,000,000___________

9.   Purchase price (net of fees and expenses) __$17.00________

10.  Date offering commenced ___10/10/03___________________

11. Offering price at close of first day on which any sales were made $___20.05__________

12.  Commission, spread or profit _$0.71________________________

13.  Have the following conditions been satisfied?

     a.   The securities are:                                      Yes       No

          Part of an issue registered under the Securities
          Act of 1933 that is being offered to the public;         _X_      ___

          Eligible Municipal Securities;                           ___      ___

          Sold in an Eligible Foreign Offering; or                 ___      ___

          Sold in an Eligible Rule 144A offering?                  ___      ___

          (See Appendix A to the Rule 10f-3 Procedures for definitions of the capitalized terms herein.)
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
                                                                                        Yes      No
     b.   (1)  The securities were purchased prior to the end of the first day on which any sales were  made,  at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent  offering of the securities  (except, in the case of an Eligible Foreign Offering,  for any rights to purchase that are  required  by law to be  granted  to  existing  security
               holders of the issuer); OR                                               _X_     ___


          (2) If the securities to be purchased were offered for
              subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on
              which the rights offering terminates?                                     ___     ___

     c.   The underwriting was a firm commitment underwriting?                          _X_     ___

     d.   The commission, spread, or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period (see attachment for comparison
          of spread with comparable recent offerings)?                                  _X_     ___

     e.   The issuer of the securities, except for Eligible Municipal
          Securities, and its predecessors have been in continuous operation
          for not less than three years?                                                _X_     ___

     f.   (1)  The amount of the securities, other than those sold in an Eligible
               Rule 144A Offering (see below), purchased by all of the
               investment companies advised by the Adviser did not exceed
               25% of the principal amount of the offering; OR                          _X_     ___

          (2)  If the securities purchased were sold in an Eligible Rule 144A
               Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser or Subadviser did not exceed 25% of the total of:

               (i)  The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to
                    qualified institutional buyers, as defined in Rule
                    144A(a)(1), plus                                                    ___     ___

               (ii) The principal amount of the offering of such class in
                    any concurrent public offering?                                     ___     ___

     g.   (1)  No affiliated underwriter of the Fund was a direct or indirect
               participant in or beneficiary of the sale; OR                            _X_     ___

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
                                                                                        Yes      No
          (2)  With respect to the purchase of Eligible Municipal Securities, such purchase was not designated as a group sale or otherwise
               allocated to the account of an affiliated underwriter?                   ___     ___

     h.   Information has or will be timely supplied to the appropriate officer of the Fund for inclusion on SEC Form N-SAR and
          quarterly reports to the Directors?                                           _X_     ___
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Date:     1/12/04                      Eagle Asset Management
      -----------------             ----------------------------
                                    Subadviser Firm Name


                                     By /s/ David Wertel
                                        ------------------------
                                            Signature

                                            David Wertel, Sr. Compliance Advisor
                                            Name and Title